UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 7, 2011

Harmony Metals, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

55 Gilbert Street
San Francisco, California  94103
(Address of Principal Executive Offices including Zip Code)

(501) 639-1909
(Registrant’s Telephone Number, including Area Code)

_____________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Patrick A. Norton, the Chairman of the Board, Chief Executive Officer, President and Treasurer and a director of Harmony Metals, Inc. (the “Company”), resigned on February 7, 2011, and Olivia G. Ruiz replaced such person, as the Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company.  Olivia G. Ruiz will serve as the Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company until her successor is duly elected or qualified, and serve her term as a director ending on the date of the next annual meeting of the shareholders of the Company, or until her successor is duly elected or qualified.  Patrick A. Norton has stated in his letter of resignation that his resignation does not in any way imply or infer any dispute or disagreement with the Company or its management relating to the Company’s operations, policies or practices.

Item 9.01        Exhibits

The following Exhibits are filed herein:

Exhibit Number	Description

Exhibit 99.1	Letter of resignation – Patrick A. Norton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY METALS, INC.
(Registrant)

Dated:   February 11, 2011

By:  /s/ Olivia G. Ruiz
      Olivia G. Ruiz
              Chief Executive Officer, President and Treasurer

Harmony Metals, Inc.

Index to Exhibits

Exhibit Number	Description

Exhibit 99.1	Letter of resignation – Patrick A. Norton